Exhibit 10.1

December 14, 2006

W. Andrew Adams

AdamsMark, L.P.

801 Mooreland

Murfreesboro, TN  37128

Dear Andy:

This letter confirms National Health Realty, Inc.’s (“NHR”) willingness to sell a portion of its shares of common stock of National Health Investors, Inc. (“NHI”) to NHI in exchange for a secured promissory note (the “Note”), assuming you or your affiliates are successful in merging you new entity into NHI (the “Merger”).

Please acknowledge your agreement with the foregoing by signing and returning a copy of this letter to me.

Sincerely yours,

NATIONAL HEALTH REALTY, INC.

By:  /s/ Robert G. Adams

       Robert G. Adams, President

AGREED AND ACKNOWLEDGED:

ADAMSMARK, L.P.

By: /s/ W. Andrew Adams

       W. Andrew Adams, General Partner